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                                                                      EXHIBIT  5

                               NORAM ENERGY CORP.
                                 ENTEX BUILDING
                         1600 SMITH STREET, 11TH FLOOR
                             HOUSTON, TEXAS  77002
                                 (713) 654-5527

                                 June 23, 1994


NorAm Energy Corp.
Entex Building
1600 Smith Street, 11th Floor
Houston, Texas  77002

Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,000,000 shares of NorAm Energy Corp (the "Company") common stock, $.625 par value per share (the "Common Stock"), on a Registration Statement on Form S-8 (the "Registration Statement"), I, as General Counsel for the Company have examined such corporate records, certificates and other documents and have reviewed such questions of law as I have considered necessary or appropriate for purposes of the opinion expressed below.

         Based on such examination and review, I hereby advise you that, in my opinion:

         When (i) the Registration Statement has become effective under the Act, and (ii) the shares of the Common Stock have been delivered and paid for as contemplated by the Registration Statement, the shares of Common Stock will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of Shares" in the Prospectus forming a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,



                                        /s/ Hubert Gentry, Jr.
                                        Hubert Gentry, Jr.
                                        Senior Vice President,
                                        General Counsel and Secretary